As filed with the Securities and Exchange Commission on June 27, 2007
Registration No. 333 - 38376

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
F.N.B. CORPORATION
(Exact name of registrant as specified in its charter)

Florida	25-1255406
(State or other jurisdiction of incorporation	(I.R.S. Employer
or organization)	Identification No.)

One F.N.B. Boulevard
Hermitage, Pennsylvania	16148
(Address of Principal Executive Offices)	(Zip code)
F.N.B. Corporation
1998 Directors’ Stock Option Plan
(Full title of the plan)
Stephen J. Gurgovits
President and Chief Executive Officer
F.N.B. Corporation
One F.N.B. Boulevard
Hermitage, PA 16148
(Name and address of agent for service)
(724) 981-6000
(Telephone number, including area code, of agent for service)

DEREGISTRATION OF CERTAIN SECURITIES
     Pursuant to the Registration Statement on Form S-8 (File No. 333-38376) (the “Original Form S-8”), filed with the Securities and Exchange Commission on June 1, 2000, F.N.B. Corporation (the “Registrant”) initially registered 450,000 shares of its common stock, to be offered or sold by the Registrant pursuant to the F.N.B. Corporation 1998 Directors’ Stock Option Plan (the “1998 Plan”).
     On May 14, 2007, the shareholders of the Registrant approved the F.N.B. Corporation 2007 Incentive Compensation Plan (the “2007 Plan”). Upon approval of the 2007 Plan, no further awards will be made under the 1998 Plan.
     The Registrant is filing this Post-Effective Amendment No. 1 to the Original Form S-8 in order to deregister 353,560.2 shares previously registered under the Original Form S-8, but not issued or otherwise allocated to outstanding awards under the 1998 Plan. The Original S-8 otherwise continues in effect as to the balance of the shares of common stock available for issuance pursuant to awards previously granted under the 1998 Plan.

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SIGNATURES

SIGNATURES
     The Registrant. Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hermitage, Commonwealth of Pennsylvania, on June 25, 2007.

F.N.B. Corporation
By:	/s/ Stephen J. Gurgovits
Stephen J. Gurgovits
President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated.

Signature	Title	Date

/s/ Stephen J. Gurgovits Stephen J. Gurgovits	Director; President and Chief Executive Officer (Principal Executive Officer)	June 25, 2006

/s/ Brian F. Lilly Brian F. Lilly	Chief Financial Officer (Principal Financial Officer)	June 25, 2006

/s/ Vincent J. Calabrese Vincent J. Calabrese	Controller (Principal Accounting Officer)	June 25, 2006

/s/ Peter Mortensen Peter Mortensen	Director	June 25, 2006

/s/ William B. Campbell William B. Campbell	Director	June 25, 2006

/s/ Henry M. Ekker Henry M. Ekker	Director	June 25, 2006

/s/ Robert B. Goldstein Robert B. Goldstein	Director	June 25, 2006

Dawne S. Hickton	Director	June __, 2006

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Signature	Title	Date

/s/ David J. Malone David J. Malone	Director	June 25, 2006

/s/ Harry F. Radcliffe Harry F. Radcliffe	Director	June 25, 2006

/s/ Arthur J. Rooney, II Arthur J. Rooney, II	Director	June 25, 2006

/s/ John W. Rose John W. Rose	Director	June 25, 2006

/s/ William J. Strimbu William J. Strimbu	Director	June 25, 2006

/s/ Earl K. Wahl, Jr. Earl K. Wahl, Jr.	Director	June 25, 2006

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